UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 15, 2005


                         ALLMERICA FINANCIAL CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     1-13754                     04-3263626
        --------                     -------                     ----------
(State or other jurisdic-     (Commission File Number)       (I.R.S. Employer
tion of incorporation)                                       Identification No.)



               440 Lincoln Street, Worcester, Massachusetts 01653
               --------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (508) 855-1000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Upon recommendation of the Compensation Committee, the Board of Directors at a meeting held on March 15, 2005, voted to adjust the compensation for non-management directors, as set forth below. Such changes are to be effective for the period beginning immediately following the 2005 Annual Meeting of Shareholders (scheduled for May 17, 2005) until the 2006 Annual Meeting of Shareholders. Directors who are employees of Allmerica Financial Corporation (the "Company") or its subsidiaries receive no additional compensation for their services as members of the Board.

Annual Retainer
---------------
For the period from the 2004 Annual Meeting of Shareholders until the 2005 Annual Meeting, directors received an annual retainer consisting of a grant of 1,500 shares of the Company's Common Stock and a cash payment of $20,245, which, based on the date of grant of shares of Common Stock, was intended to equate to an annual retainer of approximately $73,000.

The annual retainer for 2005 is again intended to approximate $73,000; however, it is intended that the retainer will be paid 50% in shares of Common Stock based on the stock price on the date of grant (or as close as practicable to 50% without the issuance of fractional shares) and the balance to be paid in cash. Such shares will be granted pursuant to the Non-Employee Director Stock Ownership Plan.

Board Meeting Fees
------------------
Fees for attendance at meetings of the Board of Directors will be increased from $1,500 to $2,200 per meeting.

Committee Chair Retainers
-------------------------
The annual retainer for chairing each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was changed from $5,000 for each committee, to $10,000 for chairing the Audit Committee and $7,500 for chairing each of the Compensation Committee and the Nominating and Corporate Governance Committee.

Committee Meeting Fees
----------------------
Fees for attendance at meetings of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee were changed from $1,000 to $1,500 per meeting.

No change was made to the policy which provides that directors who are unable to attend, in person, meetings of the Board or any committee of which they are a member, but who fully participate in any substantive meeting telephonically, or directors who participate in scheduled substantive telephone meetings, are paid a fee equal to one-half the regular Board or committee fee, as applicable.

Directors may defer receipt of their cash and stock compensation. Deferred cash amounts are accrued in a memorandum account that is credited with interest derived from the so-called General Agreement on Tariffs and Trade (GATT) Rate (5.12% in 2004; 4.89% in 2005). At the election of each director, cash deferrals of meeting fees and the retainer may be converted to Common Stock of the Company at the time of deferral, with such stock issued pursuant to the Amended and Restated Non-Employee Director Stock Ownership Plan.

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




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Allmerica Financial Corporation
                                                -------------------------------
                                                (Registrant)

                                            By: /s/ J. Kendall Huber
                                                --------------------
                                                J. Kendall Huber
                                                Senior Vice President,
                                                General Counsel





Date: March 17, 2005

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